Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Senior Securities” and “Experts” in the Prospectus included in this Registration Statement (Form N-14 No. 333-284271) of Franklin BSP Capital Corporation.

We also consent to the incorporation by reference of our report dated March 15, 2024, with respect to the consolidated financial statements of Franklin BSP Capital Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated March 15, 2024, with respect to the consolidated financial statements of Franklin BSP Lending Corporation included in the Franklin BSP Capital Corporation Annual Report (Form 10-K) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our reports dated March 13, 2024, March 13, 2023 and March 16, 2022 with respect to the consolidated financial statements of FBLC Senior Loan Fund LLC included in the Franklin BSP Capital Corporation Annual Report (Form 10-K) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the use of our report dated February 20, 2025, with respect to the Senior Securities of Franklin BSP Capital Corporation as of December 31, 2023, December 31, 2022, and December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

February 20, 2025